UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 18, 2017

PATTERN ENERGY GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36087	90-0893251
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

Pier 1, Bay 3

San Francisco, CA 94111

(Address and zip code of principal executive offices)

(415) 283-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.02. Results of Operations and Financial Condition.

On October 18, 2017, Pattern Energy Group Inc. (the “Company” or “Pattern Energy”) reported that the recent natural disasters, including the hurricanes in Texas and Puerto Rico, the earthquake in Mexico and the wildfires in California adversely impacted the Company’s operations in the third quarter. The Company evacuated its 283 megawatt (“MW”) Gulf Wind project in Texas prior to Hurricane Harvey and its 101 MW Santa Isabel project in Puerto Rico prior to the Irma and Maria hurricanes. The Company closed its Houston office for more than a week during Hurricane Harvey. The Company’s operations center continued uninterrupted monitoring of its assets during all of these events, including evacuating and operating remotely during Hurricane Harvey. Project operations staff and third-party technicians safely returned to work shortly after the hurricanes at both the Gulf Wind and Santa Isabel projects.

The Gulf Wind project in Texas suspended operations for approximately two days and sustained no damage from Hurricane Harvey. The preliminary evaluation of the 101 MW Santa Isabel project in Puerto Rico reports no material damage to the turbines or the project from Hurricane Maria, while additional detailed evaluations continue. However, the Company’s Santa Isabel project is shut-in as a result of Hurricane Maria. Pattern Energy is working with PREPA to support PREPA’s broader efforts to restore the high voltage grid so the project can help support providing much needed power to the Puerto Rican communities.

In addition, wind conditions during the third quarter of 2017 were below the long-term average experienced. All of the foregoing adversely affected the Company’s production and revenues in the third quarter and as a result the Company expects its operating loss for the third quarter of 2017 to be materially and substantially greater and its cash available for distribution to be materially and substantially lower, in each case, than the corresponding amounts in the third quarter of 2016. The foregoing are preliminary estimates prepared internally by management and have not been reviewed or audited by the Company’s independent registered public accounting firm. There can be no assurance that the Company’s actual results for the third quarter, which have not been finalized as of the date of this current report, will not differ materially from management’s estimates or that they will not be lower than market expectations, including those of research analysts. The Company expects to publicly announce actual results for the third quarter during the second week of November 2017.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements contained in this report constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of Canadian securities laws. These forward-looking statements represent the Company’s expectations or beliefs concerning future events, and it is possible that the results described in this current report will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results discussed in the forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for the Company to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors included in the Company’s annual report on Form 10-K for the year ended December 31, 2016 and the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017. The risk factors could cause actual events or the Company’s actual results to differ materially from those contained in any forward-looking statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Pattern Energy Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 18, 2017

PATTERN ENERGY GROUP INC.

By:	/s/ Kim H. Liou
Name: Kim H. Liou
Title: Secretary